UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2014

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 350, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

California Stem Cell, Inc. Merger Agreement

On April 11, 2014, NeoStem, Inc., a Delaware corporation (“NeoStem” or the “Company”) and California Stem Cell, Inc., a Delaware corporation (“CSC”), entered into an Agreement and Plan of Merger (as such agreement may be amended from time to time, the “CSC Merger Agreement”), among NeoStem, CSC, NBS Acquisition Sub I, Inc., a Delaware corporation (“Subco”), NBS Acquisition Sub II, LLC, a Delaware limited liability company (“Subco II”), and Jason Livingston, solely in his capacity as CSC stockholder representative (together with his permitted successors, the “CSC Representative”).

Pursuant to the terms of the CSC Merger Agreement, Subco (a newly-formed wholly-owned subsidiary of NeoStem) will be merged with and into CSC (the “CSC Merger” or the “CSC Acquisition”), with CSC surviving the CSC Merger as a wholly-owned subsidiary of NeoStem. As soon as practicable after the effective time (the “Effective Time”) of the CSC Merger, CSC will be merged with and into Subco II, another newly-formed wholly-owned subsidiary of NeoStem (the “Subco II Merger”, and collectively with the CSC Merger, the “Mergers”). Subco II, in its capacity as the wholly-owned subsidiary of NeoStem surviving the transactions contemplated by the CSC Merger Agreement, is sometimes referred to herein as the “Surviving Company”.

CSC is focused on the application of high-purity human cells in developing therapies, including its Melapuldencel-T platform cancer technology which has been approved to enter Phase 3 clinical trials, with Special Protocol Assessment (SPA) and Fast Track designation, in metastatic melanoma. Since its founding in 2005, CSC has developed proprietary methods for the scalable production of high-purity human stem cells and their derivatives. The ability to generate these cell types at high-purity in large quantities puts CSC’s therapeutic platforms in a position to address critical unmet needs. CSC, a privately-held Delaware corporation, maintains corporate headquarters and research facilities in Irvine, California.
Capitalized terms used but not otherwise defined in this Current Report on Form 8-K shall have the respective meanings ascribed to such terms in the CSC Merger Agreement, attached hereto as Exhibit 2.1.
Aggregate Merger Consideration

As described in more detail below, if the CSC Merger is completed, all shares of CSC common stock (“CSC Common Stock”) and CSC preferred stock (“CSC Preferred Stock”, and collectively with the CSC Common Stock, the “CSC Capital Stock”) held by each person immediately prior to the Effective Time of the CSC Merger, and all outstanding unexercised options to purchase CSC Common Stock (“CSC Options”) (which will be treated as if a net exercise has occurred), will be canceled and converted into the right to receive, in the aggregate (and giving effect to the liquidation preferences accorded to the CSC Preferred Stock):

(1)
an aggregate of up to 5,329,593 shares of common stock, par value $0.001 per share, of NeoStem (“NeoStem Common Stock”), minus the aggregate amount of CSC’s Indebtedness as of the opening of business on the Closing Date (the “Closing Indebtedness”), minus the amount of any legal, accounting and investment banking fees and expenses incurred by or on behalf of the CSC Group or the CSC Representative in connection with the CSC Merger Agreement and the transactions contemplated thereby (the “CSC Expenses”) in excess of $1.8 million (with such deductions to be taken at a price of $7.13 per share of NeoStem Common Stock) (as adjusted to give effect to such deductions, the “Closing Transaction Value” or the “Closing Merger Consideration”); and

(2)
if payable after the Closing, certain milestone payments in an amount of up to $90 million in the aggregate, payable in shares of NeoStem Common Stock or cash, in NeoStem’s sole discretion, in the event of the successful completion of certain milestone events in connection with the CSC business being acquired by NeoStem, as more particularly described below (the “Milestone Payments”, and together with the Closing Merger Consideration, the “Merger Consideration”).

Treatment of CSC Options

Promptly after execution of the CSC Merger Agreement, CSC has agreed to cause all CSC Options that are outstanding and unvested as of the date of the CSC Merger Agreement to vest and become exercisable in full effective as of immediately prior to the Effective Time. In no event shall NeoStem assume any CSC Options. Instead, at the Effective Time, each CSC Option outstanding immediately prior thereto (inclusive of all CSC Options accelerated and vested as described in this paragraph, each, a “Vested CSC Option”) will be cancelled and extinguished and converted into the right to receive without interest, upon delivery by the holder of a cancellation agreement reasonably acceptable to NeoStem, for each share of CSC Common Stock that would be obtainable upon exercise of the Vested CSC Option as of immediately prior to the Effective Time, an amount equal to the portion of the Closing Common Stock Consideration (as defined below) and Milestone Payments payable in respect option shares issuable upon exercise of such Vested CSC Option assuming a net exercise of such option.

Payment of Closing Merger Consideration

The CSC Merger Agreement provides that at or promptly after the Effective Time of the CSC Merger, after repaying the Closing Indebtedness and the CSC Expenses on behalf of the CSC Group in full, NeoStem shall deposit the shares of NeoStem Common Stock constituting the Closing Merger Consideration as follows:

(1)
Of the Closing Merger Consideration, 252,454 shares (the “CSC Expenses Escrow Amount”) shall be deposited with the escrow agent, who shall initially be NeoStem’s transfer agent (the “Escrow Agent”), to be held on behalf of the holders of CSC Common Stock, CSC Preferred Stock and CSC Options (collectively, “CSC Securityholders”) as of the Effective Time.

(2)
A portion of the Closing Merger Consideration (using a value of $7.13 per share of NeoStem Common Stock) equal to 75% of the Liquidation Preference Amount (as defined below) as of the Closing, shall be distributed to the holders of CSC Preferred Stock as of the Effective Time.

(3)
A portion of the Closing Merger Consideration (using a value of $7.13 per share of NeoStem Common Stock) equal to 25% of the Liquidation Preference Amount as of the Closing (the “CSC Preferred Escrow Amount”) shall be deposited with the Escrow Agent, to be held on behalf of the holders of CSC Preferred Stock as of the Effective Time. “Liquidation Preference Amount” means, as of any point in time, the aggregate of the Liquidation Amounts of all outstanding shares of CSC Preferred Stock payable pursuant to CSC’s certificate of incorporation; provided that Milestone Payments shall only be included in a calculation of the Liquidation Preference Amount when they become due and payable. “Liquidation Amount” has the meaning with respect to each share of CSC Preferred Stock as specified in CSC’s certificate of incorporation for such share; provided that (i) the Liquidation Amount for each share of CSC Preferred Stock as of the Closing shall be calculated on the basis of the issuance of a number of shares of NeoStem Common Stock equal to the Closing Merger Consideration less the CSC Expenses Escrow Amount and (ii) the Liquidation Amount as of the date on which a Milestone Payment is due and payable shall be calculated on the basis of all amounts previously paid in respect of such share of CSC Preferred Stock (including the Milestone Payment to be made at such time).

(4)
Of the Closing Merger Consideration not paid out or deposited with the Escrow Agent pursuant to points (1) through (3) above (such balance amount, the “Closing Common Stock Consideration”), 75% of such Closing Common Stock Consideration shall be paid to the holders of CSC Common Stock and CSC Options as of the Effective Time (treating the holders of CSC Options as the holders of such shares of CSC Common Stock as would result from a net exercise of such CSC Options).

(5)
The balance of the Closing Common Stock Consideration not paid out pursuant to point (4) above (the “CSC Common Escrow Amount”) shall be deposited with the Escrow Agent, to be held on behalf of the holders of CSC Common Stock and CSC Options as of the First Effective Time (treating the holders of CSC Options as the holders of such shares of CSC Common Stock as would result from a net exercise of such CSC Options).

Escrow Agreement

The CSC Merger Agreement provides that NeoStem, CSC and the CSC Representative shall mutually appoint the Escrow Agent to act as paying agent for the payment of the Closing Merger Consideration and, if applicable, any Milestone Payment. In addition, the escrow agent will maintain (1) the escrow account (the “Escrow Account”) into which the CSC Preferred Escrow Amount and the CSC Common Escrow Amount (collectively, the “Escrow Amount”) will be deposited pursuant to an escrow agreement to be executed at Closing, for the purpose of paying any damages pursuant to the indemnification provisions of the CSC Merger Agreement, and (2) another escrow account (the “CSC Expenses Escrow Account”) into which the CSC Expenses Escrow Amount will be deposited at Closing. The CSC Merger Agreement provides that (1) the CSC Securityholders, severally but not jointly (in accordance with their respective pro rata portions of the merger consideration) shall have certain indemnification obligations to NeoStem, Subco, their affiliates, and their respective officers, directors, employees, agents and representatives (collectively, “NeoStem Indemnified Parties”) and (2) NeoStem has certain indemnification obligations to the CSC Securityholders (in this context, the “CSC Indemnified Parties”).

The NeoStem Indemnified Parties’ first source of recovery for indemnification claims shall be recourse against the Escrow Account, but if the Escrow Account is insufficient to satisfy any indemnification claims, the NeoStem Indemnified Parties shall be entitled to recover the excess by offsetting such excess (such excess, an “Excess Damage”) against any and all Milestone Payments. Except in the case of fraud or the breach of certain specified representations, (1) the maximum amount that the NeoStem Indemnified Parties may recover for indemnification claims related to breaches or inaccuracies in representations or warranties of CSC and (2) the maximum amount that the CSC Indemnified Parties may recover for indemnification claims related to breaches or inaccuracies in representations or warranties of NeoStem shall be limited to the Escrow Amount. Except in the case of a CSC Securityholder who has committed fraud, the sole source of recovery of a NeoStem Indemnified Party shall be recourse against the Escrow Account and the exercise of offset rights against any and all Milestone Payments. The maximum liability of NeoStem for indemnification claims by the CSC Securityholders shall be 25% of the Closing Common Stock Consideration, except in the case of fraud.

The Escrow Account will continue from the Closing Date until the 15-month anniversary of the Closing Date (the “Termination Date”). If 50% of the amount of unrestricted funds received by CSC or its affiliates from the license of CSC technology, pursuant to grant programs on account of CSC technology or pursuant to donations related to any of CSC’s clinical programs during the 12 months after Closing (the “CSC Expenses Offset Payments”) equal at least $1.8 million on or before the first anniversary of the Closing Date, NeoStem shall direct the Escrow Agent to distribute the CSC Expenses Escrow Amount to the CSC Representative for distribution to the CSC Securityholders; provided that NeoStem may withhold such amount of shares of NeoStem Common Stock (valued at $7.13 per share) equal to the amount of any CSC Expenses in excess of $1.8 million that have not been taken as a reduction to the Closing Transaction Value. If the CSC Expenses Offset Payments do not equal $1.8 million on or before the first anniversary of the Closing Date, the CSC Representative shall direct the Escrow Agent to distribute to NeoStem an amount equal to $1.8 million minus the amount of the CSC Expenses Offset Payments that have actually been received as of such anniversary (at a value of $7.13 per share) and the remainder of the CSC Expenses Escrow Amount shall be distributed to the CSC Securityholders. As soon as practical after the Termination Date, NeoStem shall direct the Escrow Agent to release to the CSC Representative for distribution to the CSC Securityholders all shares of NeoStem Common Stock comprising the Escrow Amount in the Escrow Account that are not subject to an unresolved claim.

Milestone Payments

Subject to the terms and conditions of the Merger Agreement, upon the achievement of each of the milestones specified below, NeoStem shall pay the respective Milestone Payment specified:

Milestone	Milestone Payments
Completion of enrollment in the Phase III Trial of the DC/TC Oncology Product for melanoma	$7,500,000
FDA approval of a BLA for the DC/TC Oncology Product in the United States for melanoma, provided that in the event that this Milestone is achieved prior to the achievement of Milestone 1, the Milestone Payment in connection with Milestone 1 shall also be accelerated unless the FDA requires the completion of enrollment in the Phase III Trial of the DC/TC Oncology Product for melanoma	$10,000,000
Approval by the relevant Governmental Authority for the marketing of the DC/TC Oncology Product in the European Union	$5,000,000
Completion of enrollment in the Phase II Trial of the DC/TC Oncology Product for a second DC/TC Oncology Product indication	$2,500,000
Completion of enrollment in the Phase III Trial of the DC/TC Oncology Product for a second DC/TC Oncology Product indication	$2,500,000
FDA approval of a BLA, or BLA supplement, for the DC/TC Oncology Product for a second DC/TC Oncology Product indication	$5,000,000
FDA approval of an additional BLA, or BLA supplement, for the DC/TC Oncology Product for other clinical indications not covered in Milestones 1 through 6 (not to exceed 3 additional clinical indications)
$2,500,000 (per approval), up to $7,500,000 in the aggregate
Royalties payable from sales of a dermatological serum based on a CSC Serum Program	Royalty of 35% on net profit arising from such sales up to a total payment of $50,000,000

Each Milestone Payment shall be payable only once, upon the first occurrence of the applicable milestone. NeoStem shall notify the CSC Representative or make a public announcement within five business days of its achievement of a milestone (the “Milestone Announcement Date”). NeoStem may pay each Milestone Payment in cash, shares of NeoStem Common Stock or a combination thereof, in its sole discretion. Shares of NeoStem Common Stock included in a Milestone Payment shall be valued at the Parent Share Value as of the relevant Milestone Announcement Date. “Parent Share Value” means the volume weighted average of the closing prices of sales of NeoStem Common Stock on NASDAQ for the 5 trading days ending on the trading day prior to the relevant Milestone Announcement Date.

In the event that NeoStem is to make a Milestone Payment in the form of NeoStem Common Stock, it shall be a condition to NeoStem’s obligation to make such Milestone Payment that NeoStem shall have obtained all approvals of its stockholders as may be required to be obtained (including pursuant to NASDAQ Listing Rules). NeoStem has agreed to seek stockholder approval at its next stockholders meeting (and if not approved, to solicit such approval at subsequent annual meetings) for the possible issuance of shares of NeoStem Common Stock pursuant to the CSC Merger Agreement in excess of 19.99% of NeoStem’s outstanding shares on the Closing Date. Notwithstanding the discretion afforded to NeoStem to pay each Milestone payment in cash, shares or a combination thereof, in no event shall any amount of any Milestone Payment be made in cash, and instead shall be paid in NeoStem Common Stock, if the amount of cash would exceed 60% of the total consideration paid by NeoStem in respect of the CSC securities through and including the Milestone Payment.

Private Placement; Transfer Restrictions

The offer and sale of the shares of NeoStem Common Stock to be issued pursuant to the CSC Merger Agreement (including the Closing Merger Consideration and any Milestone Payments made in shares) will be made in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving a public offering, and/or Regulation D under the Securities Act. All certificates evidencing shares of NeoStem Common Stock issuable in connection with the transactions will bear a standard restrictive legend under the Securities Act. Any portion of the Closing Merger Consideration not otherwise held in the Escrow Account or CSC Expenses Escrow Account (the “Closing Share Consideration”) may not be transferred, directly or indirectly, without the consent of NeoStem until the first anniversary of the Closing Date; provided that following the six-month anniversary of the Closing, this restriction shall lapse with respect to 50% of the Closing Share Consideration.

CSC Stockholder Approval; CSC Information Statement

Following execution of the CSC Merger Agreement on April 11, 2014, the CSC Merger Agreement and the transactions contemplated thereby were adopted and approved by written consent delivered by the holders of the requisite number of shares of CSC Common Stock and CSC Preferred Stock as required pursuant to CSC’s certificate of incorporation.

CSC will be delivering to CSC stockholders a confidential Information Statement, Consent Solicitation and Notice of Appraisal Rights (including any amendments, supplements and exhibits thereto, the “Information Statement”), for the purposes of submitting the CSC Merger Agreement and the transactions to all of the CSC stockholders for their approval, and providing information to the CSC stockholders relevant to the issuance of NeoStem Common Stock as consideration for the CSC Merger. The Information Statement will include copies of (i) the Action by Written Consent of the Stockholders of CSC, which CSC stockholders may execute to provide their stockholder consent to the CSC Merger Agreement and the transactions, and (ii) a Joinder Agreement providing that each CSC stockholder signatory thereto is made a party to the CSC Merger Agreement for purposes of implementing the indemnity arrangements in the CSC Merger Agreement.

CSC Representative

By virtue of the adoption of the CSC Merger Agreement and the approval of the Mergers by the CSC stockholders, each CSC stockholder (regardless of whether or not such CSC stockholder votes in favor of or consents to the adoption of the CSC Merger Agreement and the approval of the Mergers) appoints Jason Livingston (currently the Chief Financial Officer of CSC), as the “CSC Representative” under the CSC Merger Agreement. The CSC Representative will act on behalf of all of the stockholders of CSC in connection with certain matters related to the transactions, including distributing the consideration to the CSC Securityholders and in reviewing and, if he deems it appropriate, disputing, any indemnification claims made against the Escrow Account after the closing. The CSC Representative will have the power to vote any shares of NeoStem Common Stock that are held in escrow. Subject to the terms and conditions of the CSC Merger Agreement, the CSC Representative may be replaced from time to time by the holders of a majority in interest of the Escrow Amount upon at least 10 days’ prior written notice to NeoStem and with NeoStem’s consent, not to be unreasonably withheld. The CSC Representative shall receive no compensation for his services.

Keirstead Employment Agreement and Restrictive Covenants Agreement

Concurrently with the execution of the CSC Merger Agreement, CSC entered into a three-year employment agreement with Hans S. Keirstead, Ph.D. (currently CSC’s President and CEO), pursuant to which Dr. Keirstead will continue to serve as CSC’s President effective upon and following the Closing of the CSC Merger, with NeoStem having the option of assigning Dr. Keirstead an additional title of Executive Vice President, NeoStem. The employment agreement provides for (i) base salary of $285,000, (ii) eligibility for bonus or incentive compensation of up to 30% of base salary, (iii) discretionary equity awards, (iv) reimbursement of certain expenses and (v) participation in employee benefit plans and programs. In the event that Dr. Keirstead’s employment is terminated without cause (as defined in the employment agreement), the employment agreement provides that Dr. Keirstead would be entitled to three months’ base salary plus any accrued amounts owing the employee through the termination date. Concurrently with the execution of the CSC Merger Agreement, Dr. Kierstead also entered into a Restrictive Covenants Agreement with NeoStem and CSC, pursuant to which, among other things, Dr. Kierstead agreed to certain transfer restrictions with respect to the securities of CSC owned by him and the shares of NeoStem Common Stock to be received by him as his portion of the Closing Merger Consideration, as well as certain non-competition and non-solicitation covenants. Dr. Kierstead’s biographical information appears below.

Hans S. Keirstead, Ph.D. Dr. Keirstead, age 46, has served as President and CEO of CSC since 2005 and was also CSC’s founder. Upon the consummation of the CSC Acquisition, he will continue as its President. Dr. Keirstead is an internationally known stem cell expert and has worked on stem cell-based therapies for late stage cancers, motor neuron diseases, spinal cord injury and retinal diseases. Other management experience includes founder and CEO of Ability Biomedical Corporation, whose technology was sold to Bristol Myers Squibb. He founded and directed the Sue and Bill Gross Stem Cell Research Center at the University of California at Irvine as a Full Professor of that institute, and served as a Scientific Advisory Committee Member of the California Stem Cell Initiative that resulted in a $3 billion stem cell fund. Dr. Keirstead received his Ph.D. in neuroscience from the University of British Columbia in Vancouver, Canada, for which he received the Cameron Award for the outstanding Ph.D. thesis in the country, and his Post-Doctoral Fellowship from Cambridge University, England.

Subject to Closing Conditions

The consummation of the transactions is subject to various conditions, including approval of the CSC Merger Agreement and the transactions by the holders of at least 80% of the outstanding shares of CSC Capital Stock (calculated on an as-converted basis), with CSC stockholders holding 3% or less of the outstanding shares of CSC Capital Stock (calculated on an as-converted basis) having exercised, or having continuing rights to exercise, appraisal rights under Delaware or, if applicable, California law; the continuing employment with CSC of certain key employees; the approval for listing on NASDAQ of the NeoStem Common Stock required to be issued at Closing; the absence of any material adverse effect with respect to the CSC Group; the absence of any order or law preventing consummation of the transactions; and other legal and regulatory requirements.

Either NeoStem or CSC may terminate the CSC Merger Agreement and the transactions contemplated thereby at any time prior to the Effective Time if the Closing has not occurred by June 15, 2014; provided that this termination right may not be exercised by any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing Date to occur on or before such date and such action or failure to act constitutes breach of the CSC Merger Agreement.

The foregoing description of the CSC Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the CSC Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The provisions of the CSC Merger Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company's filings with the SEC.

Item 7.01.	Regulation FD Disclosure.

On April 14, 2014, NeoStem issued a press release announcing the signing of the CSC Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

NeoStem has previously-announced a conference call and webcast to be hosted by certain members of the Company’s management team on Monday, April 14, 2014 at 10:00 a.m. EDT which will provide certain business updates including in connection with the proposed CSC Acquisition. Details for accessing the conference call and live audio webcast are set forth in the Company’s press releases issued on April 11 and April 14, 2014.

The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by reference in such a filing.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements. Important factors that might cause such a difference include, but are not limited to, costs related to the CSC Acquisition; NeoStem’s or CSC’s inability to satisfy the closing conditions of the CSC Merger Agreement; the inability to integrate NeoStem’s and CSC’s businesses successfully; any failure of NeoStem’s stockholders to approve the issuance of greater than 20% of NeoStem’s outstanding shares in connection with the CSC Merger Agreement, should common stock representing more than 20% of NeoStem’s outstanding shares become issuable as a result of Milestone Payments becoming payable pursuant to the CSC Merger Agreement; the need for outside financing to meet capital requirements; and other events and factors disclosed previously and from time to time in NeoStem’s filings with the SEC, including NeoStem’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 13, 2014 (the “NeoStem Form 10-K”), and the other documents filed by NeoStem with the SEC from time to time. NeoStem does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of April 11, 2014, by and among NeoStem, Inc., California Stem Cell, Inc., NBS Acquisition Company I, Inc., NBS Acquisition Company II, LLC, and Jason Livingston, solely in his capacity as CSC stockholder representative*

99.1	Press Release dated April 14, 2014**
*Filed herewith. The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. NeoStem will furnish copies of any schedules to the SEC upon request.
**Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name:	Catherine M. Vaczy, Esq.
Title:	General Counsel

Dated:  April 14, 2014